April 29, 2020

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated
December 15, 1999 (the "Management Agreement")

Ladies and Gentlemen:

Pursuant to Section 7 of the Management Agreement, William Blair Investment Management, LLC proposes to amend the Management Agreement to reduce the management fee effective May 1, 2020 as follows:

(A)for the Small-Mid Cap Value Fund, from 0.95% of average daily net assets to 0.85% of average daily net assets; and

(b)for the Small Cap Value Fund, from 1.10% of average daily net assets to 0.95% of average daily net assets.

Attached hereto is amended Appendix A to the Management Agreement to reflect the appropriate management fees for the Small-Mid Cap Value Fund and Small Cap Value Fund.

By signing below William Blair Investment Management, LLC acknowledges that this amendment to the Management Agreement may be enforced against it.

[Signature page follows]

WILLIAM BLAIR FUNDS

By:

Name: John M. Raczek

Title: Treasurer, William Blair Funds

Accepted this 29th day of April, 2020.

WILLIAM BLAIR INVESTMENT

MANAGEMENT, LLC

By:

Name: Arthur J. Simon

Title: Partner & General Counsel

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.60% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus 1.00% of the next $2.25 billion of average daily net assets; plus 0.975% of the next $2.5 billion of average daily net assets; plus 0.95% of the next $5 billion of average daily net assets; plus 0.925% of the next $5 billion of average daily net assets; plus 0.90% of the average daily net assets over $15 billion

William Blair Small Cap Value Fund:

0.95% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus 5.00% of the gross income earned by the Fund

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus 0.95% of the next $500 million of average daily net assets; plus 0.90% of the next $1.5 billion of average daily net assets; plus 0.875% of the next $2.5 billion of average daily net assets; plus 0.85% of the next $5 billion of average daily net assets; plus 0.825% of the next $5 billion of average daily net assets; plus 0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund: 1.00% of average daily net assets

William Blair Mid Cap Growth Fund: 0.90% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets William Blair Global Leaders Fund:

0.85% of average daily net assets

William Blair Emerging Markets Leaders Fund:

1.10% of average daily net assets William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund: 1.10% of average daily net assets

William Blair Macro Allocation Fund: 0.80% of average daily net assets

William Blair Small-Mid Cap Value Fund: 0.85% of average daily net assets

William Blair International Leaders Fund: 0.85% of average daily net assets

William Blair Small-Mid Cap Core Fund: 0.90% of average daily net assets